Exhibit 99.1

LIMITED BRANDS REPORTS FIRST QUARTER EARNINGS

— AUTHORIZES $500 MILLION SHARE REPURCHASE PROGRAM —

— PROVIDES SECOND QUARTER AND 2007 EARNINGS GUIDANCE —

— EXPECTS MAY COMPS IN THE NEGATIVE LOW SINGLE DIGITS —

Columbus, Ohio, May 23, 2007 — Limited Brands (NYSE: LTD) today reported 2007 first quarter results.

First Quarter Results

Earnings per share for the first quarter ended May 5, 2007, were $0.13 compared to $0.25 last year. First quarter operating income was $108.5 million compared to $185.9 million last year, and net income was $52.9 million compared to $99.4 million last year.

The Company reported a comparable store sales increase of 4% for the 13 weeks ended May 5, 2007, compared to the 13 weeks ended May 6, 2006. Net sales for the 13 weeks ended May 5, 2007, increased 11% to $2.311 billion compared to net sales of $2.077 billion for the 13 weeks ended April 29, 2006.

Share Repurchase

The Company also announced that its Board of Directors has authorized a new $500 million share repurchase program. The Company has completed its previous $200 million program.

“Over the last five years, we have returned more than $5 billion in value to shareholders,” stated Leslie H. Wexner, Chairman and CEO. “Subsequent to our announcement last week of the sale of a majority interest in Express and our intent to explore strategic options for Limited Stores, this latest share repurchase program reflects our confidence in the strength and future growth of our intimate apparel and personal care and beauty brands.”

May and 2007 Outlook

The Company stated that it now expects May comps in the negative low single digit range versus its previous guidance for positive low single digit comps.

The Company expects that trends will continue to be challenging in the second quarter, especially at Victoria’s Secret, and therefore estimates 2007 second quarter earnings per share to be $0.20 to $0.24 compared to $0.28 per share last year. This estimate does not include any impact from the previously announced Express transaction and potential strategic options for Limited Stores, or the new share repurchase program announced in this release.

For the full year 2007, the Company now expects earnings per share of $1.55 to $1.65, versus its initial guidance of $1.75 to $1.90. This estimate does not include any impact from the previously announced Express transaction and potential strategic options for Limited Stores, or the new share repurchase program announced in this release.

Earnings Call Information

Limited Brands will conduct its first quarter earnings call at 9 a.m. Eastern time on Thursday, May 24. To listen to the live call, dial 1-877-601-1433 (international dial-in number: 1-630-395-0024). For an audio replay, dial 1-800-337-6551, followed by the passcode LTD (583), (International Replay Number: 1-402-220-9656, passcode: LTD (or 583)) or log onto www.Limitedbrands.com. Additional first quarter financial information is also available at www.Limitedbrands.com.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Bath & Body Works, C.O. Bigelow, Express, Limited Stores, La Senza, White Barn Candle Co., Henri Bendel and Diva London, presently operates 3,768 specialty stores. The Company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the first quarter earnings call or made by the Company or management of the Company involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the first quarter earnings call or otherwise made by the Company or management: risks associated with general economic conditions, consumer confidence and consumer spending patterns; the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; risks associated with the seasonality of the Company’s business; risks associated with the highly competitive nature of the retail industry generally and the segments in which we operate particularly; risks related to consumer acceptance of the Company’s products and the Company’s ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance the Company’s brand image; risks associated with the Company’s ability to retain, hire and train key personnel and management; risks associated with the possible inability of the Company’s manufacturers to deliver products in a timely manner or meet quality standards; risks associated with the Company’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, risks related to political instability, risks associated with legal and regulatory matters, risks related to duties, taxes, other charges and quotas on imports, risks related to local business practices, potential delays or disruptions in shipping and related pricing impacts and political issues and risks related to currency and exchange rates; risks associated with the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms; risks associated with labor shortages or increased labor costs; risks associated with increases in the costs of mailing, paper and printing; risks associated with our ability to service any debt we incur from time to time as well as the requirements the agreements related to such debt impose upon us; risks associated with the Company’s reliance on information technology, including risks related to the implementation of new information technology systems and risks related to utilizing third parties to provide information technology services; risks associated with severe weather conditions, natural disasters or health hazards; risks associated with rising energy costs; risks related to the announced Express transaction or potential strategic options for Limited Stores; and risks associated with independent licensees. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the first quarter earnings call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

Tom Katzenmeyer

Senior Vice President, Investor, Media and Community Relations

Limited Brands, Inc.

614-415-7076

tkatzenmeyer@limitedbrands.com

Amie Preston

Vice President, Investor Relations

Limited Brands, Inc.

614-415-6704

apreston@limitedbrands.com

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THIRTEEN WEEKS ENDED MAY 5, 2007 AND APRIL 29, 2006

(Unaudited)

(In thousands except per share amounts)

	2007	2006
Net Sales	$2,310,843	$2,077,091
Gross Profit	803,367	788,775
General, Administrative and Store Operating Expenses	(694,842)	(602,829)

Operating Income	108,525	185,946
Interest Expense	(25,363)	(24,018)
Interest Income	2,748	9,248
Minority Interest	5,853	166
Other Income	165	(1,658)

Income Before Income Taxes	91,928	169,684
Provision for Income Taxes	39,000	71,000

Income Before Cumulative Effect of Change in Accounting Principle	52,928	98,684
Cumulative Effect of Change in Accounting Principle (Net of tax of $445 in 2006)	—	696

Net Income	$52,928	$99,380

Net Income Per Diluted Share:
Income Before Cumulative Effect of Change in Accounting Principle	$0.13	$0.25
Cumulative Effect of Change in Accounting	—	—

Net Income Per Diluted Share	$0.13	$0.25

Weighted Average Shares Outstanding	406,164	400,415